UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 02, 2014

-------------

Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

-------------------------

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 02, 2014, the Company received a signed Executive Employment Agreement (the “Agreement”) with its President and Chief Executive Officer.  The Agreement is effective as of September 01, 2014 and carries a term of one year from that date.  The Agreement will automatically renew for subsequent terms of one year each, unless otherwise terminated with 30 days written notice from either party.  Compensation terms of the Agreement is as follows:  Mr. Segelov shall receive a base salary of $135,000 per year and is also eligible to receive bonuses and benefits (including stock option award grants) as determined by the Board.

The Agreement is attached hereto as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit

Document

10.1

Executive Employment Agreement – David Segelov

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

October 06, 2014